                                                                   EXHIBIT 23.5

                       [LETTERHEAD OF THE AD AGE GROUP]

                                                        August 3, 1999

To:  Jack Hidary
     Earth Web Inc.

The undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of Earth Web Inc. and any amendment thereto.


                                         Business Marketing

                                         /s/ David S. Klein
                                         ----------------------
                                         By: David S. Klein
                                         Title: Group Editor/Assoc.Publisher
                                         The Ad Age Group